                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/
    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         IDS Life Variable Annuity Fund A
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:


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     2) Aggregate number of securities to which transaction applies:


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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


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     4) Proposed maximum aggregate value of transaction:


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* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


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     2) Form, Schedule or Registration Statement No.:


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     4) Date Filed:


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                        IDS LIFE VARIABLE ANNUITY FUND A
                                  IDS TOWER 10
                       MINNEAPOLIS, MINNESOTA 55440-0010

                   NOTICE OF REGULAR MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 9, 1994

                                                              September 17, 1994

Dear Shareholder:

    As an owner (the "shareholder" to simplify the following discussions) of IDS Life Variable Annuity Fund A (the "Fund") you are invited to attend the regular
shareholder  meeting  of  the  Fund.  The  meeting   will  be  held  at
p.m. on November 9, 1994, at Minneapolis, Minnesota. The purposes of the meeting include the election of Board members and changes to the Fund's investment policies. The agenda for the meeting is on the next page.
    Please take the time to read the proxy statement which discusses each agenda item. The Board of Managers has approved the proposals and recommends that you vote in favor of each item. If you were a shareholder on September 11, 1994, you may vote at the meeting or any adjournment of the meeting. We hope you can attend. For those of you who cannot attend, the enclosed card is for your vote. Please be sure to sign the card and return it to us as soon as possible in the enclosed postage-paid envelope. The latest annual report was previously mailed to you.

                                             COLLEEN CURRAN
                                             Secretary

IT IS IMPORTANT THAT YOU VOTE PROMPTLY. PLEASE FILL IN AND SIGN THE ENCLOSED CARD. PROMPT RESPONSE WILL SAVE THE COST OF ADDITIONAL MAILINGS.

                                     AGENDA

(1) To elect 5 Board members;

(2) To ratify or reject the selection of Ernst & Young as the independent auditors for the Fund;

(3) To approve or reject a change in the investment policies to permit the Fund to invest all of its assets in another investment company with substantially the same investment objectives, policies and restrictions as the Fund;

(4) To approve or reject changes to certain of the Fund's fundamental investment policies;

(5) To transact any other business that comes before the meeting.

                                PROXY STATEMENT

    As an owner (the "shareholder" to simplify the following discussions) of IDS Life Variable Annuity Fund A (the "Fund"), you are invited to attend a regular shareholder meeting of the Fund. At the meeting, issues will be voted on as described below.
    On September 11, 1994, shareholders of the Fund held accumulation units outstanding, each accumulation unit being entitled to one vote, and there were annuity units outstanding entitling the shareholders to votes. The shareholder with a contract under which annuity payments have commenced is entitled to a number of votes equal to (1) the present value of all future annuity payments (assuming a constant annuity value) divided by (2) the value on the record date of one accumulation unit.
    To avoid the cost of further solicitation, it is important for you to vote promptly. If you think you might not attend, please complete the card. If your plans change and you can attend, simply see the Secretary at the meeting and tell her you will be voting your units in person. Also, if you change your mind after you send in the card, you may change your vote or revoke it by writing us or by sending another card. Make sure you sign and date the card and return it to us.

                         (1) ELECTION OF BOARD MEMBERS

    The Board has set the number of persons who serve on the Board at 5. Each Board member will serve until the next regular meeting and until a successor is elected to take office.
    All of the nominees have agreed to serve. If an unforeseen event prevents a nominee from serving, your votes will be cast for the election of a substitute selected by the Board. Information about each nominee is provided below. The persons named in the enclosed proxy intend to vote all proxies (except those on which authority to vote is withheld) for the nominees named in the following table. If you elect to withhold authority for any individual nominee or nominees, you may do so by marking the box labeled "Exception" and by striking the name of any excepted nominee, as is further explained on the card itself. Each of the nominees is also a nominee for IDS Life Variable Annuity Fund B and IDS Life Series Fund, Inc. Each nominee was elected a member of the Board at the last meeting except for Richard W. Kling and Janis E. Miller. None of the nominees own, directly or indirectly, any voting units in this Fund. Election requires a vote by a majority of the units present or represented at the meeting.

RICHARD W. KLING*       Board member since 1994                           Age 53

Chairman of the Board since March 1994. President and director of IDS Life Insurance Company ("IDS Life"). Vice President, IDS Financial Corporation ("IDS").

EDWARD LANDES           Board member since 1988                           Age 75

Former Development Consultant.

JANIS E. MILLER*        Board member since 1994                           Age 42

Executive Vice President -- Variable Assets and director of IDS Life since March 1994. Vice President, IDS.

CARL N. PLATOU          Board member since 1988                           Age 69

President Emeritus and Chief Executive Officer, Fairview Hospital and Healthcare Services.

GORDON H. RITZ          Board member since 1988                           Age 67

President, Con Rad Broadcasting Corp (radio broadcasting); Director, Sunstar Foods and Mid-America Publishing.

*Interested person by reason of being an officer and employee of IDS Life or IDS.

    During the last fiscal year, the members of the Board received the following compensation, in total, from all the funds on whose Boards they serve.

                              NOMINEE COMPENSATION

                                                       Aggregate
                                                     Compensation    Total Cash
Nominee                                                from Fund    Compensation
- ---------------------------------------------------  -------------  -------------
Edward Landes
Carl N. Platou
Gordon H. Ritz

    Besides Mr. Kling, who is chairman, the Fund's other officers are:
    Morris Goodwin, Jr., 42, Vice President and Treasurer since 19 . Vice President and Corporate Treasurer, IDS.
    Louis C. Fornetti, 44, Vice President since 19 . Senior Vice President and Director, IDS.
    Colleen Curran, 41, Secretary since 19  . Senior Counsel and Secretary, IDS.

    William A. Stoltzmann, 45, General Counsel and Assistant Secretary since 19 . Vice President and General Counsel, IDS Life.
    Robert O. Schneider, 63, Controller of the Fund since 1981. Assistant Controller -- Corporate Reports and Equity Administration, IDS Life. [IDS title]
    Melinda S. Urion, 40, Treasurer of the Fund since 19  . [IDS title]
    William N.  Westhoff, 47,  Vice President  -- Investments  since 1991.  [IDS title]
    Officers serve at the pleasure of the Board.
    The Board met times during the last fiscal year. The Fund does not have standing audit, nominating or compensation committees. Because of the small size of the Board, it was determined not to establish such committees. During the last fiscal year, no nominee had an attendance record of less than 75 percent,
except for        (  %).
    Board members who are not salaried employees of IDS Life or one of its affiliates receive $1,200 per year plus expenses. All officers are salaried employees of IDS Life or IDS and receive no remuneration from the Fund.

                     (2) RATIFY OR REJECT THE SELECTION OF
                     ERNST & YOUNG AS INDEPENDENT AUDITORS

    For the fiscal year ending December 31, 1994, Ernst & Young has been selected to serve as the independent auditors for the Fund. A representative of Ernst & Young is expected to be at the meeting and will have the opportunity to make a statement and answer questions.
    RECOMMENDATION AND VOTE REQUIRED. The Board recommends that you vote to ratify the selection of the independent auditors. Ratification of the selection requires a vote by a majority of the units present or represented at the meeting. If the selection of the independent auditors is not ratified, the Board will consider what further action must be taken.

               (3) APPROVE OR DISAPPROVE A NEW INVESTMENT POLICY
                        TO PERMIT THE FUND TO INVEST ALL
                  OF ITS ASSETS IN AN INVESTMENT COMPANY WITH
                 SUBSTANTIALLY THE SAME INVESTMENT OBJECTIVES,
                     POLICIES AND RESTRICTIONS AS THE FUND

    At some future time the Board may determine that it is in the best interests of the Fund and its shareholders to create what is known as a master/feeder fund structure. Such a structure allows several investment companies and other investment groups, including pensions plans and trust accounts, to have their investment portfolios managed as a combined pool called the master fund. The purpose of the structure is to achieve operational efficiencies. The master/feeder structure will be implemented for the Fund only if the Board determines that it is in the best interest of the Fund and its shareholders and any issues relating to current interpretations of federal tax laws are resolved.
    Currently, the Fund's investment policies would prohibit the master/ feeder structure. The Board recommends that shareholders adopt the following investment policy: "NOTWITHSTANDING ANY OF THE FUND'S OTHER INVESTMENT POLICIES, THE FUND MAY INVEST ITS ASSETS IN AN OPEN-END MANAGEMENT INVESTMENT COMPANY HAVING SUBSTANTIALLY THE SAME INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS AS THE FUND FOR THE PURPOSE OF HAVING THOSE ASSETS MANAGED AS PART OF A COMBINED POOL."
    Adoption of this policy would permit the Fund to invest its assets in a master fund, without any additional vote. The Fund's operations and services would not be affected. Even though the assets are invested in securities of the master fund, you would continue to receive information about the underlying investments the same as you now receive in your annual and semi-annual reports.
    RECOMMENDATION AND VOTE REQUIRED. The Board recommends that you approve the new investment policy. Approval requires the affirmative vote of 67% or more of the units represented at the meeting if more than 50% are represented or more than 50% of the units entitled to vote, whichever is less. If the change is not approved, the Fund will continue to operate in the same fashion as it is now operating.

             (4) APPROVE OR REJECT CHANGES TO FUNDAMENTAL POLICIES

    The Fund has a number of investment policies that can be changed only with approval of shareholders. These policies are referred to as "fundamental"
policies. Policies that can be changed by the Board are called "non-fundamental". The Board recommends changing the fundamental policies described below. These policies were established a number of years ago. New investment strategies and new investment instruments continue to be created and developed. If the policies are changed to non-fundamental or revised, the Fund will have the flexibility to use those strategies and instruments promptly without incurring the cost of shareholder meetings. Some policies were established to conform to the requirements of federal law that existed at the time. These policies do not need to be fundamental under those laws and, if changed to non-fundamental, the Board could react to changes in the laws.
    A. PERMIT THE FUND TO BUY ON MARGIN OR SELL SHORT TO THE EXTENT PERMITTED BY THE BOARD. Currently, the Fund is prohibited from buying on margin or selling short. Buying on margin is borrowing money to buy securities and selling short is selling securities the Fund does not own. Both strategies are cash market transactions that create leverage but are appropriate if properly used. Leveraging occurs when the market value of an investment changes significantly more than the amount of cash invested. Under existing investment policies, the Fund can implement the same type of strategies using derivative instruments. Depending on market conditions, however, it may be preferable to pursue a strategy in the cash market instead of the derivatives market. To assure the proper use of leverage transactions, the Fund imposes limitations. One limitation is that its investment portfolio must have investment performance characteristics similar to those it would have if all of its assets were invested in the cash market. Accordingly, its investment portfolio overall will not be leveraged. If the policies pertaining to use of margin and short-selling are non-fundamental, as market conditions change, the Board can consider requests of the portfolio manager to employ investment strategies using these techniques.
    B. PERMIT THE BOARD TO ESTABLISH POLICIES FOR INVESTING IN OTHER INVESTMENT COMPANIES. The Fund is prohibited from investing in other investment companies except by purchases in the open market where the dealer's or sponsor's profit is the regular commission. This policy was adopted to conform to a current law. It may be appropriate to make such investments in ways other than open market purchases in the future if the law changes. If the policy is changed to non-fundamental, the Board could react to changes in the law.
    C. REVISE THE FUNDAMENTAL POLICY ON MAKING LOANS. Currently, the Fund has a fundamental policy prohibiting it from making loans except by the purchase of a portion of an issue of bonds, notes, debentures or other securities publicly distributed or of a type customarily purchased by financial institutions. It is proposed to revise the policy to state that "THE FUND MAY NOT MAKE CASH LOANS, IF THE TOTAL COMMITMENT AMOUNT EXCEEDS 5% OF THE FUND'S TOTAL ASSETS." In certain circumstances the Fund may make investments, such as purchasing short-term debt instruments from banks, that may be considered cash loans. The Fund will not make loans to affiliated companies or to any individual.
    D. REVISE THE FUNDAMENTAL POLICY ON DIVERSIFICATION. The Fund is prohibited from investing more than 5% of its total assets in the securities of a single issuer. The proposed change provides that up to 25% of the Fund's total assets may be invested without regard to this limitation. This determination is made at the time of purchase. To the extent the Fund invests a greater portion of its assets in the securities of a single issuer, there is a greater degree of risk associated with such investment. The adviser believes, however, that the Fund's ability to increase its portfolio holdings in a single issuer will facilitate the management of the portfolio. If approved, the policy will read as follows: "THE FUND WILL NOT INVEST MORE THAN 5% OF ITS TOTAL ASSETS, AT MARKET VALUE, IN SECURITIES OF ANY ONE COMPANY, GOVERNMENT OR POLITICAL SUBDIVISION THEREOF, EXCEPT THAT THE LIMITATION WILL NOT APPLY TO INVESTMENTS IN SECURITIES ISSUED BY THE U.S. GOVERNMENT, ITS AGENCIES OR INSTRUMENTALITIES AND EXCEPT THAT UP TO 25% OF THE FUND'S TOTAL ASSETS MAY BE INVESTED WITHOUT REGARD TO THIS 5% LIMITATION."

    E. REVISE THE FUNDAMENTAL POLICY ON BORROWING. The Fund has a fundamental policy permitting it to borrow money or property as a temporary measure for extraordinary or emergency purposes up to 10% of total assets. In order to provide the Fund with a greater ability to borrow in the event it needs to raise significant amounts of cash in extraordinary or emergency situations and not for investment purposes, IDS Life has recommended that the fundamental policy on borrowing be amended to read as follows: "THE FUND WILL NOT BORROW MONEY OR PROPERTY EXCEPT AS A TEMPORARY MEASURE FOR EXTRAORDINARY OR EMERGENCY PURPOSES, AND IN AN AMOUNT NOT EXCEEDING ONE THIRD OF THE MARKET VALUE OF ITS TOTAL ASSETS (INCLUDING BORROWINGS) LESS LIABILITIES (OTHER THAN BORROWINGS) IMMEDIATELY AFTER THE BORROWING."
    F. PERMIT THE BOARD TO ESTABLISH POLICIES WITH RESPECT TO INVESTMENTS IN ILLIQUID SECURITIES. The Fund may not invest more than 10% of its net assets in securities and derivative instruments that cannot be sold in the ordinary course of business. Changing this policy to non-fundamental would permit the Board to change the limit as appropriate.
    The Securities and Exchange Commission staff takes the position that funds are precluded from purchasing additional portfolio securities at any time borrowings exceed 5%.
    RECOMMENDATION AND VOTE REQUIRED. The Board recommends that you approve the proposed changes in the Fund's fundamental policies. Approval requires the affirmative vote of 67% or more of the units represented at the meeting if more than 50% are represented or more than 50% of the units entitled to vote, whichever is less. If the changes are not approved, the Fund will continue to operate in accordance with its current investment policies.

                CERTAIN INFORMATION CONCERNING IDS LIFE AND IDS

    PRESIDENT AND BOARD OF DIRECTORS OF IDS LIFE. Richard W. Kling is President and James A. Mitchell is Chief Executive Officer of IDS Life. Listed below are the names and principal occupations of the directors of IDS Life as of July 31, 1994. The address of each director is IDS Tower 10, Minneapolis, Minnesota 55440-0010.

Name                   Principal Occupation
- ---------------------  ------------------------------------------------
Louis C. Fornetti      Senior Vice President and Chief Financial
                         Officer, IDS

David R. Hubers        President and Chief Executive Officer, IDS

Richard W. Kling       President

Paul F. Kolkman        Vice President

Peter A. Lefferts      Executive Vice President

Janis E. Miller        Executive Vice President

James A. Mitchell      Chairman of the Board and Chief Executive
                         Officer

Barry J. Murphy        Executive Vice President

Stuart A. Sedlacek     Vice President

Melinda S. Urion       Vice President and Corporate Controller

    OWNERSHIP AND HEADQUARTERS OF IDS LIFE. The mailing address of IDS Life is IDS Tower 10, Minneapolis, Minnesota 55440-0010. IDS Life is a wholly-owned subsidiary of IDS, IDS Tower 10, Minneapolis, Minnesota 55440-0010.

    PRESIDENT AND BOARD OF DIRECTORS OF IDS. David R. Hubers is President and Chief Executive Officer of IDS. Listed below are the names and principal occupations of the directors of IDS as of July 31, 1994. Except as otherwise noted below, the address of each director is IDS Tower, Minneapolis, MN 55440-0010.

Name and Address                              Principal Occupation
- --------------------------------------------  -----------------------------------
Peter J. Anderson                             Sr. Vice President
Karl J. Breyer                                Sr. Vice President and General
                                                Counsel
James E. Choat                                Sr. Vice President
William H. Dudley                             Executive Vice President
Roger S. Edgar                                Sr. Vice President
Gordon L. Eid                                 Sr. Vice President and Deputy
                                                General Counsel
Louis C. Fornetti                             Sr. Vice President
Harvey Golub                                  Chairman, American Express
    American Express
    New York, New York
David R. Hubers                               President and Chief Executive
                                                Officer
Marietta L. Johns                             Sr. Vice President
Susan D. Kinder                               Sr. Vice President
Steven C. Kumagai                             Sr. Vice President
Peter A. Lefferts                             Sr. Vice President
Douglas A. Lennick                            Exec. Vice President
Jonathan S. Linen                             Vice Chairman, American Express
    American Express
    New York, New York
James A. Mitchell                             Exec. Vice President
Barry Murphy                                  Sr. Vice President
Erven A. Samsel                               Sr. Vice President
R. Reed Saunders                              Sr. Vice President
Jeffrey E. Stiefler                           President, American Express
    American Express
    New York, New York
Fenton R. Talbot                              Sr. Vice President, American
    American Express                            Express
    New York, New York
John R. Thomas                                Sr. Vice President

Name and Address                              Principal Occupation
- --------------------------------------------  -----------------------------------
Norman Weaver, Jr.                            Sr. Vice President
William N. Westhoff                           Sr. Vice President
Michael R. Woodward                           Sr. Vice President

    IDS is a wholly owned subsidiary of American Express Company ("American Express"). American Express is a financial services company located at American Express Tower, World Financial Center, New York, New York.

                                 MISCELLANEOUS

    MANAGEMENT AGREEMENT. At a Special Meeting of the shareholders of the Fund, held on December 30, 1983, the shareholders approved the Investment Management Agreement (the "Management Agreement") between the Fund and IDS Life and the Investment Advisory Agreement (the "Advisory Agreement") between IDS Life and IDS, effective January 12, 1984. Also effective January 12, 1984 was a Distribution and Services Agreement between IDS Life and the Fund. It was necessary to execute these agreements at that time because of the merger of Investors Diversified Services, Inc. into a wholly owned subsidiary of American Express to form the company now known as IDS Financial Corporation. Except for the date change, the Distribution and Services Agreement remained the same. The terms of the Management Agreement and Advisory Agreement did not change except for the dates of execution, dates of termination, identification of IDS as party to the Advisory Agreement and a modification to recognize the fact that certain affiliates of IDS are engaged in the brokerage business. Such modification clarified that those affiliates may engage in brokerage and other securities transactions on behalf of the Fund to the extent consistent with applicable provisions of the federal securities laws and, in particular, with the terms of the exemption provided by Section 15(f) of the Investment Company Act of 1940. Under the Management Agreement, IDS Life is paid a fee of 0.40% of the Fund's average daily net assets for managing the Fund's investments. In turn, IDS Life pays IDS a fee of 0.25% of the Fund's average daily net assets for serving as investment adviser.
    For fiscal 1993, the net amount of the fee charged to the Fund by IDS Life under the Management Agreement was $932,353. In turn, pursuant to the Advisory Agreement between IDS Life and IDS, a fee in the net amount of $582,721 was paid to IDS or accrued by IDS Life for the investment advisory services relative to the Fund performed by IDS.
    IDS Life makes a charge to the Fund equal on an annual basis to 1 percent of the value of the Fund's average net assets for mortality and expense assurances. For the year ended December 31, 1993, this charge amounted to $2,330,759. Pursuant to the mortality assurance, in 1993 IDS

Life transferred $37,041 to the Fund so as to make the net asset value of the Fund equal to the reserves for variable annuity contracts as of December 31, 1993.
    Pursuant to the existing Distribution and Services Agreement between IDS Life and the Fund, IDS Life bears all expenses of administration of the Fund (except brokerage fees and transfer taxes incurred in investment transactions), including remuneration of officers and Board members of the Fund. Distribution and services fees deducted by IDS Life during 1993 from gross purchase payments paid on Fund contracts were $100,741.
    INVESTMENT DECISIONS, PORTFOLIO TRANSACTIONS AND BROKERAGE. Under the Management Agreement, IDS Life has responsibility for making the Fund's investment decisions, for effecting the execution of trades for the Fund's portfolio and for negotiating any brokerage commissions. IDS Life intends to direct IDS to execute trades and negotiate commissions on its behalf. These services are covered by the Advisory Agreement between IDS and IDS Life. When IDS acts on IDS Life's behalf for the Fund, it follows the rules described here for IDS Life. Total brokerage commissions paid by the Fund for the last fiscal year were $327,804. Substantially all firms through whom transactions were
executed  provided research services. Transactions amounting to $           with
related commissions of $        were directed to brokers by the Fund because  of
research services received for the year ended Dec. 31, 1993.
    The Management Agreement generally requires IDS Life to use its best efforts to obtain the best available price and the most favorable execution. However, brokerage firms may give some extra services, including economic or investment research and analysis. Sometimes it may be desirable to compensate a certain broker for research or brokerage services by paying a commission which might not otherwise be charged or a commission in excess of that another broker might charge. The Board has adopted a policy authorizing IDS Life to do so, to the extent authorized by law, if IDS Life determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by the particular broker.
    In purchases and sales of securities involving transactions not listed on an exchange or in listed securities which are traded off of an exchange, the Fund will deal with a market maker as principal, or a broker as agent, depending upon the method believed to produce the best available price and most favorable execution as described above. In cases where the Fund deals with a broker who acts as principal, commissions generally are not stated separately but are included in the price of the securities.
    IDS and IDS Life give investment advice to a number of investment companies and mutual funds. Where more than one of these companies or funds is interested in the same securities at the same time, IDS or IDS Life can carry out the sale or purchase in a way that all agree in advance is fair.

Sharing in a large transaction may affect the price or volume of shares acquired, but by these transactions, the Fund hopes to gain an advantage in execution.
    Certain transactions also were executed through broker-dealer affiliates of IDS for the year ended Dec. 31, 1993 as shown in the table below.

                                                                            Percent of
                                                                            Total Value
                                                                                of
                                                               Percent     Trades Where
                               Nature of       Amount of       of All       Commissions
Broker                       Affiliation*     Commissions    Commissions     were Paid
- -------------------------  -----------------  ------------  -------------  -------------
American Enterprise
  Investment Services,
  Inc....................              1       $ 25,321.50         7.2 %
Lehman Brothers Inc......              2          3,370.00         1.03%


 * Nature of affiliation

(1) Wholly owned subsidiary of IDS.

(2) Under common control with IDS as a subsidiary of American Express. As of July 1993, Shearson Lehman Brothers Inc. became Lehman Brothers Inc.

    Such transactions were executed at rates determined to be reasonable and fair as compared to the rates another broker would charge, pursuant to procedures adopted by the Board.
    OTHER BUSINESS. At this time the Board does not know of any other business to come before the meetings. If something does come up, the proxies will use their best judgment to vote for you on the matter.
    SIMULTANEOUS MEETINGS. The regular meeting of the Fund is called to be held at the same time as the regular meetings of IDS Life Variable Annuity Fund B and IDS Life Series Fund, Inc. It is anticipated that all meetings will be held simultaneously. If any shareholder at the Fund's meeting objects to the holding of a simultaneous meeting, the shareholder may move for an adjournment of the Fund's meeting to a time immediately after the simultaneous meetings so that a meeting of the Fund may be held separately. Should such a motion be made, the persons named as proxies will take into consideration the reasons for the objection in deciding whether to vote in favor of the adjournment.
    SOLICITATION OF PROXIES. The Board is asking for your vote and for you to return the proxy card by mail as promptly as possible. IDS Life will pay the expenses for the proxy material and the postage. Supplementary solicitations may be made by mail, telephone, telegraph or personal contact by financial planners. The expenses of supplementary solicitation will be paid by IDS Life.
    SHAREHOLDER PROPOSALS. The Fund does not hold regular meetings on an annual basis. Therefore, no anticipated date of the next regular meeting can be provided. If a shareholder has a proposal which she or he feels should be presented to all shareholders, the shareholder should send the proposal to the President of the Fund. The proposal will be considered at a meeting of the Board as soon as practicable. Should it be a matter which would have to be submitted to shareholders, it will be presented at the next special or regular meeting of shareholders. In addition, should it be a matter which the Board deems of such significance as to require a special meeting, such a meeting will be called.
    ADJOURNMENT. In the event that sufficient votes in favor of any of the proposals set forth in the Notice of the Meeting and Proxy Statement are not received by the time scheduled for the meeting, the persons named as proxies may move for one or more adjournments of the meeting for a period or periods of not more than 60 days in the aggregate to permit further solicitation of proxies with respect to any of the proposals. Any adjournment will require the affirmative vote of a majority of the units present at the meeting. The persons named as proxies will vote in favor of adjournment those units which they are entitled to vote which have voted in favor of the proposals. They will vote against any adjournment those proxies which have voted against any of the proposals. The costs of any additional solicitation and of any adjourned session will be borne by IDS Life.

By Order of the Board                       COLLEEN CURRAN
September 17, 1994                          Secretary

IMPORTANT! IF YOU DO NOT INTEND TO BE AT THE MEETING IN PERSON, PLEASE FILL IN AND SIGN THE ENCLOSED PROXY AND MAIL IT AT ONCE. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                           IDS LIFE INSURANCE COMPANY
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1993

                                                            December 31,
                                                                1993
                                                            -------------
                                                             (Thousands)
                                 ASSETS
Investments:
  Fixed maturities (Fair value: $20,425,979)..............   $19,392,424
  Mortgage loans on real estate (Fair value:
    $2,125,686)...........................................     2,055,450
Policy loans..............................................       350,501
Other investments.........................................        56,307
                                                            -------------
Total investments.........................................    21,854,682
                                                            -------------
Cash and cash equivalents.................................       146,281
Receivables:
  Reinsurance.............................................        55,298
  Amounts due from brokers................................         5,719
  Other accounts receivable...............................        21,459
                                                            -------------
  Premiums due............................................         1,329
                                                            -------------
Total receivables . ......................................        83,805
                                                            -------------
Accrued investment income.................................       307,177
Deferred policy acquisition costs.........................     1,652,384
Other assets..............................................        21,730
Assets held in segregated asset accounts, primarily common
  stocks at market........................................     8,991,694
                                                            -------------
        Total assets......................................   $33,057,753
                                                            -------------
                                                            -------------

                  LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
Future policy benefits:
  Fixed annuities.........................................  $ 18,492,135
  Universal life-type insurance...........................     2,753,455
  Traditional life-type insurance.........................       210,205
  Disability income, health and long-term care
    insurance.............................................       185,272
Policy claims and other policyholders' funds..............        44,516
Deferred federal income taxes.............................        43,620
Amounts due to brokers....................................       351,486
Other liabilities.........................................       292,024
Liabilities related to segregated asset accounts..........     8,991,694
                                                            -------------
        Total liabilities.................................    31,364,407
                                                            -------------
Stockholder's equity:
Capital stock, $30 per value per share; 100,000 shares
  authorized, issued and outstanding......................         3,000
Additional paid-in capital................................       222,000
Net unrealized appreciation on equity securities..........           114
Retained earnings.........................................     1,468,232
                                                            -------------
        Total stockholder's equity........................     1,693,346
                                                            -------------
Total liabilities and stockholder's equity................  $ 33,057,753
                                                            -------------
                                                            -------------
  Commitments and contingencies (Note 6)

             See accompanying notes to consolidated balance sheet.

                           IDS LIFE INSURANCE COMPANY
                      NOTES TO CONSOLIDATED BALANCE SHEET
                                 ($ THOUSANDS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS. IDS Life Insurance Company (the Company) is engaged in the insurance and annuity business. The Company sells various forms of fixed and variable individual life insurance, group life insurance, individual and group disability income insurance, long-term care insurance, and single and installment premium fixed and variable annuities.

    BASIS OF PRESENTATION. The Company is a wholly owned subsidiary of IDS Financial Corporation (IDS), which is a wholly owned subsidiary of American Express Company. The accompanying consolidated balance sheet includes the accounts of the Company and its wholly owned subsidiaries, IDS Life Insurance Company of New York and American Enterprise Life Insurance Company. All material intercompany accounts and transactions have been eliminated in consolidation.

    The accompanying consolidated balance sheet has been prepared in conformity with generally accepted accounting principles which vary in certain respects from reporting practices prescribed or permitted by state insurance regulatory authorities. Also, the consolidated balance sheet is presented on a historical cost basis without adjustment of the net assets attributable to the 1984 acquisition of IDS by American Express Company.

    INVESTMENTS. Investments in fixed maturities are carried at cost, adjusted where appropriate for amortization of premiums and accretion of discounts. Mortgage loans on real estate are carried principally at the unpaid principal balances of the related loans. Policy loans are carried at the aggregate of the unpaid loan balances which do not exceed the cash surrender values of the related policies. Other investments include interest rate caps, real estate and equity securities. When evidence indicates a decline, which is other than temporary, in the underlying value or earning power of individual investments, such investments are written down to the estimated realizable value by a charge to income. Equity securities are carried at market value and the related net unrealized appreciation or depreciation is reported as a credit or charge to stockholder's equity.

    The Company has the ability and the intent to recover the costs of these investments by holding them for the forseeable future. The ability to hold investments to scheduled maturity dates is dependent on, among other things, annuity contract owners maintaining their annuity contracts in force.

    The Company will implement, effective January 1, 1994, Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Under the new rules, debt securities that the Company has both the positive intent and ability to hold to maturity will be carried at amortized cost. Debt securities that the Company does not

                           IDS LIFE INSURANCE COMPANY
                NOTES TO CONSOLIDATED BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED have the positive intent and ability to hold to maturity and all marketable equity securities will be classified as available-for-sale and carried at fair value. Unrealized gains and losses on securites classified as available-for-sale will be carried as a separate component of stockholder's equity. The effect of the new rules will be to increase stockholder's equity by approximately $181 million, net of taxes, as of January 1, 1994, but the new rules will have no material impact on the Company's results of operations.

    Interest rate cap contracts are purchased to reduce the Company's exposure to rising interest rates which would increase the cost of future policy benefits for interest sensitive products. Costs are amortized over the lives of the agreements and benefits are recognized when realized.

    Prepayments are anticipated on certain investments in mortgage-backed securities in determining the constant effective yield used to recognize interest income. Prepayment estimates are based on information received from brokers who deal in mortgage-backed securities.

    DEFERRED POLICY ACQUISITION COSTS. The costs of acquiring new business, principally sales compensation, policy issue costs, underwriting and certain sales expenses, have been deferred on insurance and annuity contracts. The deferred acquisition costs for single premium deferred annuities and installment annuities are amortized based upon surrender charge revenue and a portion of the excess of investment income earned from investment of the contract considerations over the interest credited to contract owners. The costs for universal life-type insurance are amortized over the lives of the policies as a percentage of the estimated gross profits expected to be realized on the policies. For traditional life, disability income, health and long-term care insurance policies, the costs are amortized over an appropriate period in proportion to premium revenue.

    LIABILITIES FOR FUTURE POLICY BENEFITS. Liabilities for universal life-type insurance, single premium deferred annuities and installment annuities are accumulation values.

    Liabilities for fixed annuities in a benefit status are based on the Progressive Annuity Table with interest at 5 percent, the 1971 Individual Annuity Table with interest at 7 percent or 8.25 percent, or the 1983a Table with various interest rates ranging from 5.5 percent to 9.5 percent, depending on year of issue.

    Liabilities for future benefits on traditional life insurance have been computed principally by the net level premium method, based on anticipated rates of mortality (approximating the 1965-1970 Select and Ultimate Basic Table for policies issued after 1980 and the 1955-1960 Select and Ultimate

                           IDS LIFE INSURANCE COMPANY
                NOTES TO CONSOLIDATED BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED
Basic Table for policies issued prior to 1981), policy persistency derived from Company experience data (first year rates ranging from approximately 70 percent to 90 percent and increasing rates thereafter), and estimated future investment yields of 4 percent for policies issued before 1974 and 5.25 percent for policies issued from 1974 to 1980. Cash value plans issued in 1980 and later assume future investment rates that grade from 9.5 percent to 5 percent over 20 years. Term insurance issued from 1981 to 1984 assumes an 8 percent level investment rate and term insurance issued after 1984 assumes investment rates that grade from 10 percent to 6 percent over 20 years.

    Liabilities for future disability income policy benefits have been computed principally by the net level premium method, based on the 1964 Commissioners Disability Table with the 1958 Commissioners Standard Ordinary Mortality Table at 3 percent interest for 1980 and prior, 8 percent interest for persons disabled from 1981 to 1991 and 6 percent interest for persons disabled after 1991.

    Liabilities for future benefits on long-term care insurance have been computed principally by the net level premium method, using morbidity rates based on the 1985 National Nursing Home Survey and mortality rates based on the 1983a Table. The interest rate basis is 9.5 percent grading to 7 percent over ten years for policies issued from 1989 to 1992, 7.75 percent grading to 7 percent over four years for policies issued after 1992, 8 percent for claims incurred in 1989 to 1991 and 6 percent for claims incurred after 1991.

    At December 31, 1993, the carrying amount and fair value of fixed annuities future policy benefits, after excluding life insurance-related contracts carried at $913,127, were $17,579,008 and $16,881,747, respectively. The fair value is net of policy loans of $59,132. The fair value of these benefits is based on the status of the annuities at December 31, 1993. The fair value of deferred annuities is estimated as the carrying amount less any surrender charges and related loans. The fair value for annuities in non-life contingent payout status is estimated as the present value of projected benefit payments at the rate appropriate for contracts issued in 1993.

    REINSURANCE. The maximum amount of life insurance risk retained by the Company on any one life is $750 of life and waiver of premium benefits plus $50 of accidental death benefits. The maximum amount of disability income risk retained by the Company on any one life is $6 of monthly benefit for benefit periods longer than three years. The excesses are reinsured with other life insurance companies on a yearly renewable term basis. Graded premium whole life policies and long term care are primarily reinsured on a coinsurance basis.

                           IDS LIFE INSURANCE COMPANY
                NOTES TO CONSOLIDATED BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED
    In  1993  the Company  adopted Statement  of Financial  Accounting Standards
(SFAS) No. 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts." Under SFAS No. 113, amounts paid or deemed to have been paid for reinsurance contracts are recorded as reinsurance receivables. Prior to 1993, these amounts were recorded as a reduction of the liability for future insurance policy benefits. The cost of reinsurance is accounted for over the period covered by the reinsurance contract.

    FEDERAL INCOME TAXES. The Company's taxable income is included in the consolidated federal income tax return of American Express Company. The Company provides for income taxes on a separate return basis, except that, under an agreement between IDS and American Express Company, tax benefit is recognized for losses to the extent they can be used on the consolidated tax return. It is the policy of IDS and its subsidiaries that IDS will reimburse a subsidiary for any tax benefit.

    Included in other liabilities at December 31, 1993 is $14,709 payable to IDS for federal income taxes.

    SEGREGATED ASSET ACCOUNT BUSINESS. The segregated asset account assets and liabilities represent funds held for the exclusive benefit of the variable annuity and variable life insurance contract owners. The Company receives investment management and mortality and expense assurance fees from the variable annuity and variable life insurance mutual funds and segregated asset accounts. The Company also deducts a monthly cost of insurance charge and receives a minimum death benefit guarantee fee and issue and administrative fee from the variable life insurance segregated asset accounts.

    The Company makes contractual mortality assurances to the variable annuity contract owners that the net assets of the segregated asset accounts will not be affected by future variations in the actual life expectancy experience of the annuitants and the beneficiaries from the mortality assumptions implicit in the annuity contracts. The Company makes periodic fund transfers to, or withdrawals from, the segregated asset accounts for such actuarial adjustments for variable annuities that are in the benefit payment period. The Company guarantees, for the variable life insurance policyholders, the cost of the contractual insurance rate and that the death benefit will never be less than the death benefit at the date of issuance.

                           IDS LIFE INSURANCE COMPANY
                NOTES TO CONSOLIDATED BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED
    At December 31, 1993 the fair value of liabilities related to segregated asset accounts was $8,305,209. The fair value of these liabilities is estimated as the carrying amount less variable insurance contracts carried at $346,276 and surrender charges, if applicable.

2.  INVESTMENTS
    Market values of investments in fixed maturities represent quoted market prices and estimated fair values when quoted prices are not available. Estimated fair values are determined by established procedures involving, among other things, review of market indices, price levels of current offerings of comparable issues, price estimates and market data from independent brokers and financial files.

    The change in net unrealized appreciation (depreciation) of investments for the year ended December 31, 1993 is summarized as follows:

Fixed maturities.....................  $ 323,060
Equity securities....................       (156)

    Fair values of and gross unrealized gains and losses on investments in fixed maturities carried at amortized cost at December 31, 1993 are as follows:

                                                   Gross         Gross
                                   Amortized     Unrealized   Unrealized       Fair
                                     Cost          Gains        Losses         Value
                                 -------------  ------------  -----------  -------------
U.S. Government agency
 obligations                     $      63,532  $      3,546   $   1,377   $      65,701
State and municipal obligations         11,072         2,380          --          13,452
Corporate bonds and obligations      9,362,074       768,747      45,706      10,085,115
Mortgage-backed securities           9,978,523       341,067      57,879      10,261,711
                                 -------------  ------------  -----------  -------------
                                    19,415,201     1,115,740     104,962      20,425,979
Less allowance for losses               22,777            --      22,777              --
                                 -------------  ------------  -----------  -------------
                                 $  19,392,424  $  1,115,740   $  82,185   $  20,425,979
                                 -------------  ------------  -----------  -------------
                                 -------------  ------------  -----------  -------------

    The amortized cost  and fair  value of  investments in  fixed maturities  at
December   31,  1993   by  contractual   maturity  are   shown  below.  Expected

                           IDS LIFE INSURANCE COMPANY
                NOTES TO CONSOLIDATED BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

2.  INVESTMENTS -- CONTINUED
maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                      Amortized        Fair
                                                        Cost           Value
                                                    -------------  -------------
Due in one year or less                             $      89,160  $      90,928
Due from one to five years                              1,430,756      1,532,298
Due from five to ten years                              5,488,955      5,924,580
Due in more than ten years                              2,427,807      2,616,462
Mortgage-backed securities                              9,978,523     10,261,711
                                                    -------------  -------------
                                                    $  19,415,201  $  20,425,979
                                                    -------------  -------------
                                                    -------------  -------------

    At December 31, 1993, the amount of net unrealized appreciation on equity securities included $160 of gross unrealized appreciation, $nil of gross unrealized depreciation and deferred tax credits of $46. The fair value of equity securities was $1,900 at December 31, 1993.

    Included in other investments at December 31, 1993 are interest rate caps at amortized cost of $26,923 with a fair value of $14,201. These interest rate caps carry a notional amount of $4,400,000 and expire on various dates from 1994 to 1998.

    At December 31, 1993, bonds carried at $4,184 were on deposit with various states as required by law.

    At December 31, 1993, investments in fixed maturities comprised 89 percent of the Company's total invested assets. These securities are rated by Moody's and Standard & Poor's (S&P), except for approximately $2.1 billion which is rated by IDS internal analysts using criteria similar to Moody's and S&P. A summary of investments in fixed maturities by rating on December 31, 1993 is as follows:

Rating
- -------------------------------------------
Aaa/AAA                                      $   9,959,884
Aa/AA                                              258,659
Aa/A                                               160,638
A/A                                              2,021,177
A/BBB                                              654,949
Baa/BBB                                          3,936,366
Baa/BB                                             717,606
Below investment grade                           1,705,922
                                             -------------
                                             $  19,415,201
                                             -------------
                                             -------------

                           IDS LIFE INSURANCE COMPANY
                NOTES TO CONSOLIDATED BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

2.  INVESTMENTS -- CONTINUED
    At December 31, 1993, 99 percent of the securities rated Aaa/AAA are GNMA, FNMA and FHLMC mortgage-backed securities. No holdings of any other issuer are greater than 1 percent of the Company's total investments in fixed maturities.

    At December 31, 1993, approximately 9.4 percent of the Company's invested assets were mortgage loans on real estate. Summaries of mortgage loans by region of the United States and by type of real estate at December 31, 1993 are as follows:

                                             On Balance    Commitments
Region                                         Sheet       to Purchase
- ------------------------------------------  ------------  -------------
East North Central                          $    552,150   $    20,933
West North Central                               361,704        16,746
South Atlantic                                   452,679        52,440
Middle Atlantic                                  260,239        41,090
New England                                      155,214        17,620
Pacific                                          120,378        15,492
West South Central                                43,948           525
East South Central                                73,748            --
Mountain                                          70,410        14,594
                                            ------------  -------------
                                               2,090,470       179,440
Less allowance for losses                         35,020            --
                                            ------------  -------------
                                            $  2,055,450  $    179,440
                                            ------------  -------------
                                            ------------  -------------

                                             On Balance    Commitments
Property Type                                  Sheet       to Purchase
- ------------------------------------------  ------------  -------------
Apartments                                  $    744,788   $    79,153
Department/retail stores                         624,651        65,402
Office buildings                                 234,042        15,583
Industrial buildings                             217,648         9,279
Nursing/retirement homes                          83,768           917
Hotels/motels                                     33,138            --
Medical buildings                                 30,429         5,954
Residential                                           78            --
Other                                            121,928         3,152
                                            ------------  -------------
                                               2,090,470       179,440
Less allowance for losses                         35,020            --
                                            ------------  -------------
                                            $  2,055,450  $    179,440
                                            ------------  -------------
                                            ------------  -------------

                           IDS LIFE INSURANCE COMPANY
                NOTES TO CONSOLIDATED BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

2.  INVESTMENTS -- CONTINUED
    Mortgage loan fundings are restricted by state insurance regulatory authorities to 80 percent or less of the market value of the real estate at the time of origination of the loan. The Company holds the mortgage document, which gives the right to take possession of the property if the borrower fails to perform according to the terms of the agreement. The fair value of the mortgage loans is determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities. Commitments to purchase mortgages are made in the ordinary course of business. The fair value of the mortgage commitments is $nil.

3.  INCOME TAXES
    The Company qualifies as a life insurance company for federal income tax purposes. As such, the Company is subject to the Internal Revenue Code provisions applicable to life insurance companies.

    A portion of life insurance company income earned prior to 1984 was not subject to current taxation but was accumulated, for tax purposes, in a "policyholders' surplus account." At December 31, 1993, the Company had a policyholders' surplus account balance of $19,032. The policyholders' surplus account is only taxable if dividends to the stockholder exceed the stockholder's surplus account or if the Company is liquidated. Deferred income taxes of $6,661 have not been established because no distributions of such amounts are contemplated.

    Significant components of the Company's deferred tax assets and liabilities as of December 31, 1993 are as follows:

Deferred tax assets
- --------------------------------------------------------
Policy reserves                                           $  453,436
Life insurance guarantee fund assessment reserve              35,000
                                                          ----------
Total deferred tax assets                                    488,436
                                                          ----------


Deferred tax liabilities
- --------------------------------------------------------
Deferred policy acquisition costs                            509,868
Investments                                                   10,105
Other                                                         12,083
                                                          ----------
Total deferred tax liabilities                               532,056
                                                          ----------
Net deferred tax liabilities                              $   43,620
                                                          ----------
                                                          ----------

                           IDS LIFE INSURANCE COMPANY
                NOTES TO CONSOLIDATED BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

4.  STOCKHOLDER'S EQUITY
    Retained earnings available for distribution as dividends to parent are limited to the Company's surplus as determined in accordance with accounting practices prescribed by state insurance regulatory authorities. Statutory unassigned surplus aggregated $922,246 as of December 31, 1993 (see Note 3 with respect to the income tax effect of certain distributions). In addition, any dividend distributions in 1994 in excess of approximately $259,063 would require approval of the Department of Commerce of the State of Minnesota.

    Statutory stockholder's equity as of December 31, 1993 was $1,157,022.

5.  RELATED PARTY TRANSACTIONS
    The Company has loaned funds or agreed to loan funds to IDS under two separate loan agreements. The balance of the first loan was $75,000 at December 31, 1993. This loan can be increased to a maximum of $100,000 and pays interest at a rate equal to the preceding month's effective new money rate for the Company's permanent investments. It is collateralized by equities valued at $96,790 at December 31, 1993. The second loan was used to fund the construction of the IDS Operations Center. This loan had an outstanding balance of $84,588 at December 31, 1993. The loan is secured by a first lien on the IDS Operations Center property and has an interest rate of 9.89 percent. The Company also has a loan to an affiliate which was used to fund construction of the IDS Learning Center. At December 31, 1993, the balance outstanding was $22,573. The loan is secured by a first lien on the IDS Learning Center property and has an interest rate of 9.82 percent.

    The Company purchased a five year secured note from an affiliated company which had an outstanding balance of $27,222 at December 31, 1993. The note bears a market interest rate, revised semi-annually, which at December 31, 1993 was
8.42 percent.

    The Company has a reinsurance agreement whereby it assumed 100 percent of a block of single premium life insurance business from an affiliated company. The accompanying consolidated balance sheet at December 31, 1993 included $759,714 of future policy benefits related to this agreement.

    The Company has a reinsurance agreement to cede 50 percent of its long-term care insurance business to an affiliated company. The accompanying consolidated balance sheet at December 31, 1993 includes $44,086 of reinsurance receivables related to this agreement.

    The Company participates in the retirement plan of IDS which covers all permanent employees age 21 and over who have met certain employment requirements. The benefits are based on the number of years the employee participates in the plan, their final average monthly salary, the level of social

                           IDS LIFE INSURANCE COMPANY
                NOTES TO CONSOLIDATED BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

5.  RELATED PARTY TRANSACTIONS -- CONTINUED
security benefits the employee is eligible for and the level of vesting the employee has earned in the plan. IDS' policy is to fund retirement plan costs accrued subject to ERISA and federal income tax considerations.

    The Company also participates in defined contribution pension plans of IDS which cover all employees who have met certain employment requirements. Company contributions to the plans are a percent of either each employee's eligible compensation or basic contributions.

    The Company participates in defined benefit health care plans of IDS that provide health care and life insurance benefits to retired employees and retired financial planners. The plans include participant contributions and service-related eligibility requirements. Upon retirement, such employees are considered to have been employees of IDS. IDS expenses these benefits and allocates the expenses to its subsidiaries. Accordingly, costs of such benefits to the Company are included in employee compensation and benefits and cannot be identified on a separate company basis.

6.  COMMITMENTS AND CONTINGENCIES
    At December 31, 1993, traditional life insurance and universal life-type insurance in force aggregated $46,125,515 of which $3,038,426 was reinsured. The Company also reinsures a portion of the risks assumed under disability income policies.

    Reinsurance contracts do not relieve the Company from its primary obligation to policyholders.

    The Company is a defendant in various lawsuits, none of which, in the opinion of the Company counsel, will result in a material liability.

    The Company received the revenue agent's report for the tax years 1984 through 1986 in February 1992, and has settled on all agreed audit issues. The Company will protest the remaining open issues and, while the outcome of the appeal is not known at this time, management does not believe there will be any material impact as a result of this audit.

7.  LINES OF CREDIT
    The Company has available lines of credit with two banks aggregating $75,000 at 45 to 80 basis points over the banks' cost of funds or equal to the prime rate, depending on which line of credit agreement is used. Borrowings outstanding under these agreements totalled $1,519 at December 31, 1993.

                                 DRAFT CONSENT

The Board of Directors
IDS Life Insurance Company

    We have audited the accompanying consolidated balance sheet of IDS Life Insurance Company (a wholly owned subsidiary of IDS Financial Corporation) as of December 31, 1993. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of IDS Life Insurance Company at December 31, 1993, in conformity with generally accepted accounting principles.

Ernst & Young
Minneapolis, Minnesota
February 3, 1994

                           IDS FINANCIAL CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1993
                                 ($ THOUSANDS)

                                     ASSETS

Investments:
  Investment securities at amortized cost -- fair value
    $23,253,854...........................................   $22,156,263
  Other securities generally at cost -- fair value
    $214,108..............................................       191,718
  Mortgage loans -- fair value $2,301,866.................     2,231,302
Cash and cash equivalents.................................        90,715
Life insurance policy and investment certificate loans....       417,931
Accounts and notes receivable.............................       563,450
Deferred acquisition costs................................     1,746,291
Consumer loans............................................       296,161
Land, buildings and equipment -- less accumulated
  depreciation, $103,460..................................       213,984
Goodwill -- less accumulated amortization, $83,970........       251,897
Other assets..............................................       199,805
Assets held in segregated asset accounts -- primarily
  common stocks at fair value.............................     8,991,694
                                                            -------------
                                                             $37,351,211
                                                            -------------
                                                            -------------

                  LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
  Fixed annuity reserves..................................   $18,492,135
  Life and disability insurance reserves..................     3,169,569
  Investment certificate reserves.........................     2,751,825
  Career Distributors' Retirement Plan....................       234,112
  Open securities transactions............................       299,710
  Short-term borrowings...................................       302,894
  Accounts payable, accrued expenses and other
    liabilities...........................................       961,428
  Liabilities related to segregated asset accounts........     8,991,694
                                                            -------------
        Total liabilities.................................    35,203,367
                                                            -------------
Stockholder's Equity:
  Common stock -- $.01 par -- 100 shares authorized,
    issued and outstanding................................            --
  Additional paid-in capital..............................     1,150,119
  Net unrealized appreciation on equity securities........           114
  Retained earnings.......................................       997,611
                                                            -------------
        Total stockholder's equity........................     2,147,844
                                                            -------------
                                                             $37,351,211
                                                            -------------
                                                            -------------
Commitments and contingencies

        See accompanying notes to condensed consolidated balance sheet.

                           IDS FINANCIAL CORPORATION
                        NOTES TO CONDENSED CONSOLIDATED
                                 BALANCE SHEET
                                 ($ THOUSANDS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    IDS Financial Corporation (hereinafter referred to as IDS) is a wholly owned subsidiary of American Express Company (parent).

    PRINCIPLES OF CONSOLIDATION. The accompanying condensed consolidated balance sheet is prepared in accordance with generally accepted accounting principles. It includes the accounts of IDS and all of its subsidiaries. All material intercompany accounts have been eliminated in consolidation.

    ANNUITY ACCOUNTING. Liabilities for single premium deferred annuities and installment annuities are accumulation values. Liabilities for fixed annuities in benefit status are the present value of future benefits using established industry mortality tables.

    INSURANCE ACCOUNTING. Liabilities for future benefits on traditional life and disability income and health insurance policies are generally calculated using anticipated rates of mortality, morbidity, policy persistency and investment yields. Liabilities for universal life-type life insurance are accumulation values.

    DEFERRED   ACQUISITION  COSTS.    The   costs  of  acquiring  new  business,
principally sales compensation, policy issue costs and underwriting, have been deferred on annuity, life insurance and other long-term products.

    For annuities, the costs are amortized in relation to surrender charge revenue and a portion of the excess of investment income earned from investment of contract considerations over the interest credited to contract owners. For traditional life insurance, and disability income and health insurance policies, the costs are amortized over an appropriate period in proportion to premium revenue. For universal life-type insurance, the costs are amortized over the lives of the policies as a percentage of the estimated gross profits expected to be realized on the policies.

    SEGREGATED ASSET ACCOUNTS.   Assets  and liabilities  related to  segregated
asset accounts represent funds held for the exclusive benefit of the variable annuity and variable life insurance contract owners.

    IDS makes contractual mortality assurances to the variable annuity contract owners that the net assets of the segregated asset accounts will not be affected by future variations in the actual life expectancy experience of the annuitants and beneficiaries from the mortality assumptions implicit in the annuity contracts. IDS makes periodic fund transfers to, or withdrawals from, the segregated asset accounts for such actuarial adjustments for variable annuities that are in the benefit payment period. IDS guarantees, for the

                           IDS FINANCIAL CORPORATION
                        NOTES TO CONDENSED CONSOLIDATED
                           BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED variable life insurance funds, the cost of the contractual insurance rates and that the death benefit will never be less than the death benefit at the date of issuance.

    INVESTMENT CERTIFICATES. Investment certificates entitle certificate holders, who have either made lump-sum or installment payments, to receive a definite sum of money at maturity. Payments from certificate holders are credited to investment certificate reserves. Investment certificate reserves accumulate at specified percentage rates of accumulation. For certificates that allow for the deduction of a surrender charge, cash surrender values may be less than accumulated investment certificate reserves prior to maturity dates. Investment certificate reserves are maintained for advance payments by certificate holders, additional credits granted and interest accrued on each. The payment distribution, reserve accumulation rates, cash surrender values and reserve values, among other matters, are governed by the Investment Company Act of 1940.

    GOODWILL. Goodwill represents the unamortized excess of cost over the underlying fair value of the net tangible assets of IDS as of the date of acquisition by its parent. Goodwill is being amortized on a straight-line basis over the next 30 years.

    INCOME TAXES. IDS taxable income is included in the consolidated Federal tax return of IDS' parent. Each eligible subsidiary of IDS' parent provides for income taxes on a separate return basis.

    INVESTMENTS. Bonds and notes, mortgage-backed securities, and preferred stocks that either must be redeemed by the issuer or may be redeemed by the issuer at the holder's request are carried at amortized cost. The expected maturities of these investments are, for the most part, matched with the expected payments of fixed annuity, life and disability insurance, and investment certificate future benefits. IDS has the ability to hold these investments to their maturities and has the intent to hold them for the foreseeable future. When there is a decline in value, which is other than temporary, the investments are carried at estimated realizable value.

    Marketable equity securities of IDS and its subsidiaries, other than the life insurance subsidiary, are carried at the lower of aggregate cost or market value. Common and nonredeemable preferred stocks of the life insurance subsidiary are carried at market value. The net unrealized appreciation/ depreciation on such securities is included in stockholder's equity. When there is a decline in value, which is other than temporary, the securities are carried at estimated realizable value.

                           IDS FINANCIAL CORPORATION
                        NOTES TO CONDENSED CONSOLIDATED
                           BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED
    Prepayments are anticipated on certain investments in mortgage-backed securities in determining the constant effective yield used to recognize interest income. Prepayment estimates are based on information received from brokerage firms which deal in mortgage-backed securities.

    INTEREST RATE CAPS. IDS purchases interest rate caps as protection against exposed interest rate positions. Cost is amortized to the expiration dates on a straight-line basis. Benefits are recognized when realized.

    MORTGAGE LOANS. Mortgage loans on real estate are carried at amortized cost less reserve for losses. When credit and economic evaluations of the underlying real estate indicate a loss on the loan is likely to occur, an allowance for such loss is recorded. IDS generally stops accruing interest on loans for which interest payments are delinquent more than three months.

    The estimated fair value of the mortgage loans is determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities.

    LAND, BUILDINGS AND EQUIPMENT. Land, buildings and equipment are carried at cost less accumulated depreciation. IDS generally utilizes the straight-line method of computing depreciation.

2.  QUALIFIED ASSETS AND ASSETS ON DEPOSIT
    IDS' subsidiary, IDS Certificate Company, has issued investment certificates to clients. The terms of the investment certificates and the provisions of the Investment Company Act of 1940 require the maintenance of qualified assets. The carrying value of qualified assets at December 31, 1993 aggregated $2,931,737 and exceeded legal requirements.

    Under the terms of the investment certificates, the Investment Company Act of 1940, depository agreements and the statutes of various states relating to investment certificates, assets are required to be on deposit with the states or authorized depositories. Investments, mortgage loans and other assets on deposit at December 31, 1993, aggregated $2,814,974 and exceeded legal requirements.

    IDS' banking subsidiaries are generally required to maintain reserve balances with the Federal Reserve Bank, the Depository Trust Company and other institutions. Based upon the dollar volumes and types of deposit liabilities, the subsidiaries maintained $1,373 in reserves at December 31, 1993.

3.  INVESTMENTS
    Fair  values of bonds and notes,  mortgage-backed securities, and common and
preferred  stocks   represent  quoted   market   prices  where   available.   In

                           IDS FINANCIAL CORPORATION
                        NOTES TO CONDENSED CONSOLIDATED
                           BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

3.  INVESTMENTS -- CONTINUED
the absence of quoted market prices, estimated fair values are determined by established procedures involving, among other things, review of market indices, price levels of current offerings and comparable issues, price estimates and market data from independent brokers.

    Fair values, and gross unrealized gains and losses of investment securities at amortized cost at December 31, 1993 were:

                                                                  Gross         Gross
                                                    Fair        Unrealized   Unrealized
                                     Cost           Value         Gains        Losses
                                 -------------  -------------  ------------  -----------
Mortgage-backed Securities       $  10,697,725  $  10,995,052  $    358,609   $  61,284
Corporate Bonds and Obligations     10,373,609     11,112,009       792,684      54,282
Preferred Stocks                       801,747        839,941        40,851       2,657
State and Municipal Obligations        258,447        283,010        24,602          39
U.S. Government Agency
 Obligations                            24,735         23,842           484       1,377
                                 -------------  -------------  ------------  -----------
Total Investment Securities      $  22,156,263  $  23,253,854  $  1,217,230   $ 119,639
                                 -------------  -------------  ------------  -----------
                                 -------------  -------------  ------------  -----------

    Contractual maturities of debt securities carried at amortized cost as of December 31, 1993 were:

                                                                       Fair
                                                        Cost           Value
                                                    -------------  -------------
Due within 1 year                                   $     553,129  $     558,107
Due after 1 year through 5 years                        2,062,332      2,174,664
Due after 5 years through 10 years                      6,107,705      6,581,514
Due after 10 years                                      2,735,372      2,944,517
                                                    -------------  -------------
                                                       11,458,538     12,258,802
Mortgage-backed Securities                             10,697,725     10,995,052
                                                    -------------  -------------
Total Investment Securities                         $  22,156,263  $  23,253,854
                                                    -------------  -------------
                                                    -------------  -------------

    (The timing of actual receipts will differ from contractual maturities because issuers may call or prepay obligations.)

    At December 31, 1993, IDS had a valuation allowance of $114 reflecting the net unrealized appreciation of equity securities carried at fair value at that date. The amount is net of $160 of gross unrealized appreciation and deferred taxes of $46.

    IDS will implement, effective January 1, 1994, Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt

                           IDS FINANCIAL CORPORATION
                        NOTES TO CONDENSED CONSOLIDATED
                           BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

3.  INVESTMENTS -- CONTINUED
and Equity Securities". Under the new rules, debt securities that IDS has both the positive intent and ability to hold to maturity will be carried at amortized cost. Debt securities that IDS does not have the positive intent and ability to hold to maturity, as well as all marketable equity securities, will be classified as available for sale or trading and carried at fair value. Unrealized gains and losses on securities classified as available for sale will be carried as a separate component of Stockholder's Equity. Unrealized holding gains and losses on securities classified as trading will be reported in earnings. The effect of the new rules will be to increase Stockholder's Equity by approximately $200 million, net of taxes, as of January 1, 1994. The measurement of unrealized securities gains (losses) in Stockholder's Equity is affected by market conditions, and therefore, subject to volatility.

    Other securities, at cost, include shares in affiliated mutual funds at December 31, 1993 of $106,131. The fair value was $115,465.

    Included in bonds and notes at December 31, 1993 are interest rate caps at amortized cost of $51,733 with an estimated fair value of $21,117. These interest rate caps carry a notional amount of $5,570,000 and expire on various dates from 1994 to 1998.
4.  SHORT-TERM BORROWINGS
    IDS has lines of credit with various banks totaling $495,000, of which $302,894 was outstanding at December 31, 1993. $75,000 of the amount outstanding was borrowed from a related party. The weighted average interest rate on the borrowings was 3.71 percent at December 31, 1993.

    IDS has entered into an interest rate swap agreement expiring in 1999 enabling it to convert $21,000 of its variable-rate borrowings to a fixed interest rate of 8.88 percent. IDS has estimated the cost to terminate the agreement in the current interest rate environment at $2.0 million at December 31, 1993.
5.  RETIREMENT PLANS
    IDS and its subsidiaries have qualified and non-qualified pension plans which cover all permanent employees age 21 and over and certain other employees. Pension benefits generally depend upon length of service, compensation and other factors. Funding of retirement costs for the qualified plan complies with the applicable minimum funding requirements specified by the Employee Retirement Income Security Act of 1974, as amended.

                           IDS FINANCIAL CORPORATION
                        NOTES TO CONDENSED CONSOLIDATED
                           BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

5.  RETIREMENT PLANS -- CONTINUED
    The funded status of the plans at December 31, 1993 is set forth in the table below:

                                                                        Unfunded
                                                          Funded Plan     Plan
                                                          -----------  -----------
Actuarial present value of benefit obligations:
  Accumulated benefit obligation........................  $   (67,260)  $  (2,283)
                                                          -----------  -----------
                                                          -----------  -----------
  Projected benefit obligation for service rendered to
    date................................................     (107,261)     (7,003)
Fair value of plan assets, primarily invested in bonds
 and equities...........................................      131,637          --
                                                          -----------  -----------
Plan assets in excess of projected benefit obligation...       24,376      (7,003)
Unrecognized prior service cost being recognized over
 14.2 years.............................................       (1,395)      2,978
Unrecognized net (gain) loss from past experience
 different from assumptions and effects of changes in
 assumptions............................................      (10,266)        801
Unrecognized net transition asset being recognized over
 13.7 years.............................................      (10,812)         --
                                                          -----------  -----------
Prepaid (accrued) pension cost included in other
 assets.................................................  $     1,903   $  (3,224)
                                                          -----------  -----------
                                                          -----------  -----------

    The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation of all plans was 7.25 percent. The rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation of all plans was 6.0 percent. The weighted average expected long-term rates of return on plan assets was 9.5 percent.

    The Career Distributors' Retirement Plan is an unfunded, noncontributory, non-qualified deferred compensation plan for IDS financial planners, district managers and division vice presidents, based on their independent contractor earnings.

    IDS sponsors defined benefit health care plans that provide health care and life insurance benefits to employees and financial planners who retire after having worked five years and attained age 55 while in service with IDS or its subsidiaries. Upon retirement, annual health care premiums will be paid through participant contributions and fixed amounts contributed by IDS

                           IDS FINANCIAL CORPORATION
                        NOTES TO CONDENSED CONSOLIDATED
                           BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

5.  RETIREMENT PLANS -- CONTINUED
based on years of service. For employees and financial planners who retired prior to April, 1990, IDS contributes a percentage of their annual health care premiums. The cost of retiree life insurance will be paid entirely by IDS. IDS funds the cost of these benefits as they are incurred.

    The accrued postretirement benefit cost included in other liabilities at December 31, 1993 was $31,883.

    The weighted average discount rates used in determining the 1993 postretirement benefit obligation was 7.25. The rate of increase in the per capita cost of covered benefits was assumed to be 13 percent for 1994; the rate was assumed to decrease one percent per year to seven percent in 2000 and remain at the level thereafter. An increase in the assumed health care cost trend rates by one percentage point, in each year, would increase the accumulated postretirement benefit obligation as of December 31, 1993 by $1,653.

6.  STOCKHOLDER'S EQUITY
    Various state laws, the Investment Company Act of 1940 and terms of investment certificates restrict the amount of dividends that the subsidiaries may pay to IDS. The amount of net assets of subsidiaries which may be transferred to IDS was approximately $699.

7.  COMMITMENTS AND CONTINGENCIES
    IDS is committed to pay aggregate minimum rentals under noncancelable leases for office facilities and equipment in future years as follows: 1994, $57,313; 1995, $50,341; 1996, $40,737; 1997, $30,572; 1998, $24,337 and an aggregate of
$70,334 thereafter.

    Life insurance in force aggregated $46.1 billion at December 31, 1993, of which $3.0 billion was reinsured. Reinsured risks could become a liability in the event the reinsurers become unable to meet the obligations they have assumed.

    Approved but unused consumer lines of credit aggregated $457,038 at December 31, 1993. Of the amount approved, 95 percent is in lines of $25 or less, and less than 1 percent is in lines exceeding $100.

    IDS and certain of its subsidiaries are defendants in various lawsuits. In the opinion of management, the ultimate resolution of these lawsuits, taken in the aggregate, will not materially affect IDS' consolidated financial position.

                           IDS FINANCIAL CORPORATION
                        NOTES TO CONDENSED CONSOLIDATED
                           BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

8.  CREDIT RISK CONCENTRATIONS
    Concentrations of credit risk of investment securities at cost at December 31, 1993 were:

                                                 On Balance
                                                    Sheet
                                                -------------
By Investment Grade:
  Mortgage-backed Securities                    $  10,697,725
  Aaa/AAA                                             493,228
  Aa/AA                                               288,727
  Aa/A                                                144,222
  A/A                                               2,619,628
  A/BBB                                               671,159
  Baa/BBB                                           5,182,582
  Below Investment Grade                            2,058,992
                                                -------------
                                                $  22,156,263
                                                -------------
                                                -------------

    Mortgage-backed securities are FHLMC, FNMA and GNMA pools which are guaranteed as to principal and interest by agencies of the U.S. Government. Other debt securities are rated by Moody's and Standard & Poors (S&P) except for approximately $2.4 billion which is rated by IDS' analysts using criteria similar to Moody's and S&P. Commitments to purchase investments were $nil at December 31, 1993.

    Concentrations of credit risk of mortgage loans at December 31, 1993 were:

                                             On Balance    Commitments
                                               Sheet       to Purchase
                                            ------------  -------------
Mortgage Loans By Region:
    North Central                           $    896,174   $    36,325
    Atlantic                                     819,082        94,345
    New England                                  162,227        18,130
    South Central                                137,707           900
    Pacific                                      128,311        15,140
    Mountain                                      87,801        14,600
                                            ------------  -------------
                                            $  2,231,302   $   179,440
                                            ------------  -------------
                                            ------------  -------------

                           IDS FINANCIAL CORPORATION
                        NOTES TO CONDENSED CONSOLIDATED
                           BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

8.  CREDIT RISK CONCENTRATIONS -- CONTINUED

                                             On Balance    Commitments
                                               Sheet       to Purchase
                                            ------------  -------------
Mortgage Loans By Property Type:
    Apartments                              $    821,645   $    78,560
    Shopping Ctrs/Retail                         705,319        67,355
    Office Buildings                             261,673        15,675
    Industrial Buildings                         253,557         9,250
    Retirement Homes                              85,338         1,000
    Hotels/Motels                                 36,743            --
    Medical Buildings                             30,430         6,100
    Residential                                      142            --
    Other                                         36,455         1,500
                                            ------------  -------------
                                            $  2,231,302  $    179,440
                                            ------------  -------------
                                            ------------  -------------

    Mortgage loans are first mortgages on real estate. IDS' underwriting policy is that at the time of loan origination, the loan amount cannot exceed 75 percent of appraised value. If a mortgage is in default, IDS can begin foreclosure proceedings. Commitments to purchase mortgages are made in the ordinary course of business. The estimated fair value of the mortgage commitments is $nil.

    Concentrations of credit risk of unsecured consumer loans at December 31, 1993 were:

                                             On Balance     Approved
                                                Sheet      But Unused
                                             -----------  -------------
Consumer Loans By Region:
    North Central                             $  88,790    $   165,829
    Atlantic                                     76,827        120,307
    Pacific                                      51,707         80,205
    South Central                                34,696         38,637
    New England                                  25,805         27,541
    Mountain                                     18,336         24,519
                                             -----------  -------------
                                              $ 296,161    $   457,038
                                             -----------  -------------
                                             -----------  -------------

    Consumer loans have a variable rate of interest. As a result, the estimated fair value of the consumer loans is approximated to be the carrying value. The estimated fair value of the approved but unused lines of credit is $nil.

                           IDS FINANCIAL CORPORATION
                        NOTES TO CONDENSED CONSOLIDATED
                           BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

8.  CREDIT RISK CONCENTRATIONS -- CONTINUED
    Included in accounts receivable at December 31, 1993 are interest and dividends receivable on investments of $350,098 and fees receivable from affiliated mutual funds of $25,507.

9.  FAIR VALUES OF FINANCIAL INSTRUMENTS
    The  following  are  fair  values  of  financial  instruments  not presented
elsewhere  in  the  condensed  consolidated  balance  sheet,  and  methods   and
assumptions that were used to estimate these fair values.

    The estimated fair values for short-term financial instruments, such as cash and cash equivalents, short-term borrowings and customers' deposits are approximated to be the carrying amounts disclosed in the condensed consolidated balance sheet.

    The estimated fair value of fixed annuities future policy benefits is based on the status of the annuities at December 31, 1993. The estimated fair value for deferred annuities approximates the carrying amount less any surrender charges and related loans. The estimated fair value for annuities in non-life contingent payout status approximates the present value of projected benefit payments at the rate appropriate for contracts issued in 1993. At December 31, 1993, the carrying amount and fair value of fixed annuities future policy benefits, after excluding life insurance-related contracts carried at $913,127 was $17,579,008 and $16,881,747, respectively. The fair value is net of policy loans of $59,132 at December 31, 1993.

    The estimated fair value of investment certificate reserves is based upon a method appropriate for each class of certificate. The estimated fair value for investment certificates that reprice within a year approximates the carrying value. The estimated fair value for other investment certificates is determined by a discounted cash flow analysis using investment rates currently offered for investment certificates of similar remaining maturities. These amounts are reduced by applicable surrender charges and related loans. At December 31, 1993, the estimated fair value of the investment certificate reserves was $2,694,720, net of certificate loans of $67,429.

    The estimated fair value of liabilities related to segregated asset accounts is the carrying amount less variable insurance contracts carried at $346,276 and surrender charges, if applicable. At December 31, 1993, the estimated fair value of these liabilities was $8,305,209.

10.  RELATED PARTY TRANSACTIONS
    IDS has entered into various related party transactions with its parent and the parent's other affiliates.

                           IDS FINANCIAL CORPORATION
                        NOTES TO CONDENSED CONSOLIDATED
                           BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

10.  RELATED PARTY TRANSACTIONS -- CONTINUED
    IDS has a reinsurance agreement to assume a single premium life line of business from an affiliated company. The accompanying condensed consolidated balance sheet at December 31, 1993 includes $759,714 of liabilities for future policy benefits related to this agreement.

    IDS has a reinsurance agreement to cede 50 percent of its long-term care insurance business to an affiliated company. The accompanying condensed consolidated balance sheet at December 31, 1993 includes $44,086 of reinsurance receivables related to this agreement.

    IDS purchased a $35,000 five year secured note from an affiliated company. The note bears a market interest rate, revised semi-annually, which was 8.42 percent at December 31, 1993.

    Included in other liabilities is $30,420 at December 31, 1993 for federal income taxes payable to the parent.

11.  INCOME TAXES
    At December 31, 1993, the life insurance subsidiary had a policyholders' surplus account balance of $19,032. The policyholders' surplus is only taxable if dividends to shareholders exceed the shareholders' surplus account and/or the company is liquidated. Deferred taxes of $6,661 have not been established because no distributions of such amounts are contemplated.

                                 DRAFT CONSENT

The Board of Directors and Shareholders
IDS Financial Corporation

    We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of IDS Financial Corporation at December 31, 1993, not presented separately herein, and in our report dated February 3, 1994, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet is fairly stated in all material respects in relation to the consolidated financial statements from which it has been derived.

Ernst & Young
Minneapolis, Minnesota
February 3, 1994

                               FORM OF PROXY CARD

VOTE THIS PROXY CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE YOUR FUND
THE EXPENSE OF ADDITIONAL MAILINGS


IDS LIFE VARIABLE ANNUITY FUND A

PROXY/VOTING
INSTRUCTION CARD
___________________________________________________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF MANAGERS.

The undersigned hereby appoints _____________ and _________ ________, or either of them, as proxies, with full power of substitution, to represent and to vote all of the shares of the undersigned at the regular meeting to be held on November 9, 1994, and any adjournment thereof.


TO HAVE YOUR VOTE COUNTED, YOU MUST SIGN, DATE AND RETURN THIS PROXY. IT WILL BE VOTED AS MARKED, OR IF NOT MARKED, WILL BE VOTED "FOR" EACH PROPOSAL.

THE BOARD RECOMMENDS A VOTE "FOR" ALL PROPOSALS.


(client name and address)

X______________________

X______________________

Date_____________, 1994

Owners please sign as names appear at left. Executors, administrators, trustees, etc., should indicate position when signing.

                                                For       With-  Excep-
                                                          held   tion

1. Election of Board Members                    ( )       ( )    ( )

TO VOTE FOR ALL NOMINEES, MARK THE "FOR" BOX IN ITEM 1. TO WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES, MARK THE "WITHHOLD" BOX. TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, MARK THE "EXCEPTION" BOX AND STRIKE A LINE THROUGH THE NOMINEE'S NAME.

Five board members are to be elected at the meeting.  The nominees are RICHARD
W. KLING, EDWARD LANDES, JANIS E. MILLER, CARL N. PLATOU, GORDON H. RITZ.


                                                For      Against    Abstain
2. Ratification of
   Independent Auditors                         ( )       ( )        ( )

3. Approval of a Change in
   Investment Policies to Permit
   the Fund to Invest All its
   Assets in Another Investment
   Company                                      ( )       ( )        ( )

4. Approval of Changes in     FOR each policy
   Fundamental Investment     listed below (except     AGAINST   ABSTAIN
   Policies                   as marked to the         ALL       ALL
                              contrary)
                                 ( )                   ( )       ( )
If you do NOT wish to approve a policy change, please check the appropriate box below.
( )  A. Margin/Sell Short             ( )  D. Diversification
( )  B. Investment Companies          ( )  E. Borrowing
( )  C. Cash Loans                    ( )  F. Illiquid Securities

Dear Contract Owner,


IDS Life Insurance Company and IDS Life of New York are asking for your instructions on how to vote the shares of the Fund. It is important for you to study the proposals in the enclosed proxy statement carefully. For a quick review of the proposals, here is a summary.


The first two proposals, election of directors and ratification of auditors, are matters requiring shareholder action at every regular meeting of shareholders. The third proposal is a new Investment and Services Agreement. The other Fund Boards in the IDS MUTUAL FUND GROUP are recommending changes in the structures of their Funds whereby the Funds would offer multiple classes of shares. This creates a need to eliminate the group asset component from the Investment Management and Services Agreement. Except for the change in the fee schedule, the new Investment and Services Agreement is the same as the current agreement.


Proposal (4) is a new investment policy that will permit the fund to invest all of its assets in another investment company. If this proposal is approved, the Board could adopt a new structure which would be a master investment fund and related feeder shareholder funds. This is explained in detail in the proxy. The

Board would approve such structure only if it believes the structure is in the interest of shareholders.


Proposal (5) makes a number of investment policies "non-fundamental." That is, the Board, instead of shareholders as is now the case, could make changes to the policies. The purpose is flexibility. By giving the power to change the policies to the Board, changes can be made as regulations change or as new investment strategies and products are developed.


Let me urge you to study and vote the enclosed proxy card. The Board strongly supports these proposals because they serve contract holder's interests.


                                     -2-